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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): October 7, 2002


                      COMBINED PROFESSIONAL SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)



           Nevada                        0-25675                 88-0346441
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
      of Incorporation)                                      Identification No.)



212 West Kinzie Street, Chicago, Illinois                          60610
(Address of Principal Executive Offices)                         (Zip Code)


       Registrant's telephone number, including area code: (312) 493-2171


              433 Plaza Real, Suite 275, Boca Raton, Florida 53703 (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

         On October 10, 2002, Combined Professional Services, Inc. (the "Corporation") completed its share exchange with the stockholders of Patron Systems, Inc., a Delaware corporation ("Patron"). On that date, the Corporation exchanged its shares of common stock on a one-for-one basis for all of the outstanding common stock of Patron pursuant to an Amended and Restated Share Exchange Agreement, dated as of October 10, 2002 (the "Agreement"), among the Corporation, Patron and the stockholders of Patron, which agreement is attached hereto as Exhibit 2.1 and amends and restates a Share Exchange Agreement entered into by the same parties as of September 27, 2002 to reflect certain inaccuracies relating to Patron share issuances and to more fully reflect the terms of the transaction. Patron is now a wholly-owned subsidiary of the Corporation. A joint press release of the Corporation and Patron issued on October 10, 2002 announcing the completion of the exchange is attached hereto as
Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(c)   The following exhibits are included with this Report:

Exhibit
Number   Exhibit Description

2.1 Amended and Restated Share Exchange Agreement, dated as of October 10, 2002, among Combined Professional Services, Inc., Patron Systems, Inc. and the holders of the issued and outstanding capital stock of Patron Systems, Inc.

99.1 Joint press release of Combined Professional Services, Inc. and Patron Systems, Inc. issued on October 10, 2002.




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                                    Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           COMBINED PROFESSIONAL SERVICES, INC.


Date: October 10, 2002                     By:  /s/ Patrick J. Allin
                                              ----------------------------------
                                              Name:  Patrick J. Allin
                                              Title: Chief Executive Officer

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